SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

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FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 10, 2014

Amerigo Energy, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-09047	20-3454263
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2580 Anthem Village Dr., Henderson, NV	89052
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  702-399-9777

Not Applicable

(Former name or former address, if changed since last report.)

Check  the  appropriate  box  below  if  the  Form  8-K  filing  is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities  Act  (17 CFR 230.425)

[  ] Soliciting  material pursuant to Rule 14a-12 under  the  Exchange  Act  (17 CFR 240.14a-12)

[   ] Pre-commencement  communications  pursuant  to  Rule  14d-2(b)  under  the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement  communications  pursuant  to  Rule  13e-4(c)  under  the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01.  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On January 10, 2014, the Company completed the purchase of Quest Solution, Inc. ("Quest"),  an  Oregon corporation in the technology, software, and mobile data collection systems business.

The purchase price for Quest was $16,000,000.

The consideration  given  to  the shareholders of Quest Solution, Inc. were as follows:

A.  A promissory note for $4,969,000,  which  payments  are  to be a minimum of 45.0% of the cash earned from EBITDA of Quest Solutions, Inc.  during the prior quarter.  Once the Holder has received $3,375,000, the principal  and  interest payments on the promissory note are to be a minimum of 22.5% of the cash earned from EBITDA of Quest Solutions, Inc. during the prior quarter.

The  balance of the promissory note is expected to be paid before February  18,2016,  or twenty five (25) months from the date of execution of this agreement. Should the cash flow and payments from EBITDA during the term of this agreement not be sufficient  to  pay  off the loan prior to its maturation, the loan will extend for additional twelve (12) months periods till paid off.

The holder of the note is permitted  to convert up $1,594,000 of the Promissory Note into common shares of the Company  at a ratio of one share for every $1.00 of  promissory note converted.  This conversion  feature  is  non-transferrable without written consent from the Company.

B.  A promissory note for $11,031,000, which payments are to be payments on the promissory  note  are  to  be a minimum of forty five percent (45%) of the cash earned from EBITDA of Quest Solutions, Inc. during the prior quarter.  Once the first promissory note ($4.97mm)  has  received  $3,375,000,  the  principal and interest payments on this promissory note are to be a minimum of 67.5%  of  the cash earned from EBITDA of Quest Solutions, Inc. during the prior quarter.

The  balance  of  the promissory note is expected to be paid before January 18, 2017, or three (3)  years from the date of execution of this agreement.  Should the cash flow and payments from EBITDA during the term of this agreement not be sufficient to pay off  the  loan  prior to its maturation, the loan will extend for additional twelve (12) months periods till paid off.

The holders of the notes are permitted  to  convert  up  to  $4,781,000  of the Promissory  Note into common shares of the Company at a ratio of one share  for every $1.00 of  promissory  note  converted.   This  conversion feature is non-transferrable without written consent from the Company.

The prior owners of Quest shall retain a security interest  in  the  subsidiary until the promissory note is satisfied.

On  January 10, 2014, the Company came to terms on a settlement with its  prior investment  in  Le  Flav  Spirits  and  the related liquor brands.  The Company concurrently canceled its consulting contract  related  to  the liquor line and will be receiving back 1,765,000 of the shares that had previously  been issued in   conjunction  with  this  venture.   This  cancellation  also  removed  the $2,000,000  promissory  note related to the acquisition, as well as the $65,000 annual consulting contract with the Consultant.

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS.

   (d)  Exhibits

16.1	Copy of press release filed January 11, 2014*
16.2	Copy of purchase agreement, dated January 10, 2014*
16.3	Copy of promissory note, dated January 10, 2014*
16.4	Copy of press release filed March 27, 2014
16.5	Financial statements and footnotes for Quest for year ended December 31, 2013 and 2012.
16.6	Proforma financials for Quest and Amerigo as of September 30, 2013 and December 31, 2012

* - filed with original 8K on January 14, 2014

SIGNATURES

Pursuant to the requirements  of  the  Securities  Exchange  Act  of  1934, the

registrant  has  duly  caused  this  Report  to  be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 27, 2014

Amerigo Energy, Inc

By: /s/ Jason F. Griffith, CPA

Jason F. Griffith, CPA

Chief Executive Officer

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